Exhibit 8.1

Subsidiaries of DHT Holdings, Inc.

The following is a list of the subsidiaries of DHT Holdings, Inc. as of December 31, 2020, excluding certain subsidiaries that, if considered in the aggregate, would not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X as of December 31, 2020.

Name	Jurisdiction
DHT Bauhinia, Inc.	Marshall Islands
DHT Bronco, Inc.	Marshall Islands
DHT Chartering (Singapore) Pte. Ltd.	Singapore
DHT Colt, Inc.	Marshall Islands
DHT Condor, Inc.	Marshall Islands
DHT Edelweiss, Inc.	Marshall Islands
DHT Falcon, Inc.	Marshall Islands
DHT Hawk, Inc.	Marshall Islands
DHT Jaguar Limited	Marshall Islands
DHT Lake, Inc.	Marshall Islands
DHT Leopard Limited	Marshall Islands
DHT Lion Limited	Marshall Islands
DHT Lotus, Inc.	Marshall Islands
DHT Management AS	Norway
DHT Management Pte. Ltd.	Singapore
DHT Management S.A.M.	Monaco
DHT Mustang, Inc.	Marshall Islands
DHT Opal, Inc.	Marshall Islands
DHT Panther Limited	Marshall Islands
DHT Peony, Inc.	Marshall Islands
DHT Puma Limited	Marshall Islands
DHT Raven, Inc.	Marshall Islands
DHT Ship Management (Singapore) Pte. Ltd.	Singapore
DHT Stallion, Inc.	Marshall Islands
DHT Tiger Limited	Marshall Islands
Samco Delta Ltd.	Cayman Islands
Samco Epsilon Ltd.	Cayman Islands
Samco Eta Ltd.	Cayman Islands
Samco Gamma Ltd.	Cayman Islands
Samco Iota Ltd.	Cayman Islands
Samco Kappa Ltd.	Cayman Islands
Samco Theta Ltd.	Cayman Islands